EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Long-Term Incentive Plan of Scientific-Atlanta, Inc. of our report dated July 17, 2003, with respect to the consolidated financial statements and schedule of Scientific-Atlanta, Inc. included in its Annual Report (Form 10-K) for the year ended June 27, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 29, 2004